HEADLINE: Veterinary Centers of America, Inc. announces securities lawsuit has been filed

DATELINE: SANTA MONICA, Calif.

BODY:
     April 3, 1997-- Veterinary Centers of America Inc. (NMS: VCAI) Thursday announced that a class action suit has been filed in Los Angeles Superior Court alleging certain claims with respect to securities fraud arising out of transactions completed in 1996. VCA has not been served in the action. VCA has not had an opportunity to review the complaint and therefore has no comment regarding the suit at this time. VCA has no reason to believe that any of its directors, officers or the company has engaged in any fraudulent conduct. VCA owns and operates a nationwide network of veterinary hospitals and veterinary laboratories. The company currently provides goods and services to approximately 9,000 animal hospitals nationwide. In addition, VCA is a partner of Vet's Choice, a joint venture with Heinz Pet Products, an affiliate of H.J. Heinz Co. (NYSE:HNZ), which markets and distributes a complete line of specialty pet foods.

CONTACT:  Veterinary Centers of America, Inc.
          Bob Antin/Tom Fuller, 310/392-9599


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